EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Local.com Corporation (the “Company”) on Form 10-Q for the period ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Heath B. Clarke, Chief Executive Officer and Chairman of Local.com Corporation, and Douglas S. Norman, Chief Financial Officer of Local.com Corporation, certify, to their knowledge that:
1)	The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Local.com Corporation.

Date: November 3, 2006	/s/ Heath B. Clarke
Heath B. Clarke
Chief Executive Officer and Chairman (Principal Executive Officer)

/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary (Principal Financial Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
A signed original of this written statement required by Section 906 has been provided to Local.com Corporation and will be retained by Local.com Corporation and furnished to the Securities and Exchange Commission or its staff upon request.